Exhibit 4.1

SPECIMEN
Incorporated under the laws of the State of Delaware
Anchor BanCorp Wisconsin Inc.
Par Value $0.01 Common Stock
See Reverse for
Certain Definitions
This is to certify that is the owner of
fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.
Witness, the seal of the Corporation and the signatures of its duly authorized officers.
Dated
Secretary/Treasurer
President
CORPKIT, NEW YORK

Specimen
The following abbreviations, when used in the inscription on the face of this certificate, shall he construed as though they were written out in full according to applicable laws or regulations:
TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT Custodian (cast) (minor) under uniform gifts to minor act (state)
Additional abbreviation may also be used though not in the above list.
For value received hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECUTITY OR OTHER IDENT1FYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)
Shares represented by the within certificate and do hereby irrevocably constitute and appoint
Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.
Dated
In presence of
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IS EVERY PARTICULAR WITHOUT ALTERNATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.